Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (No.’s 333-44769 and 333-102919) on Forms S-8 of Nobility Homes, Inc., of our report dated May 18, 2011, relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K of Nobility Homes, Inc. for the year ended November 6, 2010.

/s/ CROWE HORWATH LLP
Tampa, Florida
May 18, 2011

55